THE SYMBOL '*' IS USED THROUGHOUT THIS EXHIBIT TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                SUPPLY AGREEMENT
                                ----------------

         THIS AGREEMENT is entered into this 15th day of December, 1998 between HUMAN PHEROMONE SCIENCES, INC., a corporation, with an office at 4034 Clipper Court, Fremont, California 94538 (hereinafter referred to as "HPSI"), and AVON PRODUCTS, INC., a New York corporation, with an office at 1345 Avenue of the Americas, New York, New York 10105 (hereinafter referred to as "AVON").

         WHEREAS, HPSI represents that it owns patent rights relating to the use of certain human pheromones;

         WHEREAS, AVON is interested in developing a business relationship with HPSI for the manufacture, supply, sale and distribution of a global line of products containing such human pheromones;

         NOW, THEREFORE, in consideration of the foregoing promises and mutual covenants hereinafter contained, the parties hereby agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS
                                  -----------

         The following terms shall have the respective meanings hereinafter indicated:

         (a) "Affiliate" shall mean (i) any person, firm or company of which AVON now or hereafter owns or controls, directly or indirectly, forty percent (40%) or more, or (ii) any person, firm or company which now or hereafter owns or controls, directly or indirectly, forty percent (40%) or more of AVON, or
(iii) any person, firm or company which is under common control with AVON. For the purpose of this definition, where ownership is by stock ownership, the stock owned or controlled by a particular person, firm or company shall be deemed to include all stock owned or controlled, directly or indirectly, by any other person, firm or company of which the particular person, firm or company owns or controls, directly or indirectly, forty percent (40%) or more of the stock having the right to vote for directors thereof.

         (b) "Effective Date" shall mean January 1, 1999.

         (c) "Field of Use" shall mean the global market served by AVON, including, but not limited to: (i) the market serviced by a distribution system utilizing a sales force of independent sales representatives selling the Products (as hereafter defined) primarily to the general public; (ii) catalogs and direct mail; (iii) direct telecommunications sales, including, without limitation, sales by means of radio, television, telephone, the Internet or on-line computer services; and
(iv) any retail outlet (including, without limitation, the Avon Centre, Avon Sales Centers, Avon Beauty Centers, Avon Express Centers, mall carts and kiosks) where primarily AVON products are sold. Field of Use shall expressly exclude mass merchandisers and drug chains/stores in the United States and Canada.

         (d) "Patents" shall mean United States Patent Nos. 5,272,134 and 5,278,141 and all divisions, continuations, and continuation-in-part applications, reissues and re-examinations thereof and patents issuing therefrom, and all corresponding foreign patent applications and granted foreign parents.

         (e) "Pheromone(s)" shall mean the steroid(s), [*] and [*] referred to in the claims of the Patents which will be at the [*]of [*] of [*] and [*] of [*].

         (f) "Product(s)" shall mean fragrances and fragrance ancillary products (such as lotions, creams, shower gel, talc, body products, bath preparations, bath products and bath soaps), fragrances for inclusion in home scents, candles and room sprays, all of which use a Pheromone as a component. Notwithstanding the foregoing, in no event shall Products include any product for which a claim is made that such product may be used for the cure, prevention, treatment, mitigation or diagnosis of any disease. Nothing shall prevent AVON from making any other types of substantiated claims for these Products.

         (g) "Quest" shall mean Quest International, the fragrance company that will purchase the Pheromones from HPSI on AVON's behalf.

         (h) "Specifications" shall mean Pheromones with the characteristics set forth by AVON.

         (i)  "Technical  Information"  shall  mean  any  and  all  information,
including  manufacturing   information,   trade  secrets,  data,  expertise  and
know-how, known by HPSI and relating to the use of pheromones.

                                  ARTICLE II.
                              SUPPLY OF PHEROMONES
                              --------------------

         2.1. Purchase and Sale of Pheromones: During the term of this Agreement, HPSI shall provide to AVON, and Quest will purchase from HPSI on AVON's behalf, for sale only to Avon and its Affiliates and not to any other party or to be used by Quest or any other party, all of AVON's requirements of the Pheromones for inclusion in Products to be sold on a non-exclusive basis in the Field of Use. It is understood by the parties that, upon Quest's payment to HPSI for the supply of Pheromones or to any third party as set forth in 2.6, it is agreed that neither Quest nor any third party having rights under the Patents will bring any claim or action against AVON or any of its Affiliates based on or asserting that the use, sale or offer for sale or import of Products in the Field of Use violates any proprietary or patent rights of HPSI.

         2.2. Placement of Orders by Quest: Quest will submit firm purchase orders on AVON's behalf to HPSI from time to time specifying the quantity of Pheromones desired and the shipment date of dates for the quantity (or specific quantities, if more than one shipment date is specified) of the Pheromones set forth in the purchase order. The shipping date shall not be less than ninety
(90) days after the date of the written purchase order. Prior to placing any orders with HPSI, Quest shall be required to sign a confidentiality agreement which will govern the use by Quest of the Technical Information provided by HPSI.

         2.3. Specifications: HPSI will supply the Pheromones in accordance with AVON's Specifications, a copy of which will be attached and incorporated herein.

         2.4. Delivery of the Pheromones: HPSI will deliver the quantities of the Pheromones as set forth in each Quest purchase order. The Pheromones shall be shipped F.O.B. Salt Lake City to Quest International, 400 International Drive, Mt. Olive, New Jersey 97828, Attention: Neil Wasser. Quest will specify to HPSI the method of shipment. AVON shall be solely responsible for payment of all delivery costs to Quest. HPSI will deliver [*] of Pheromones to Quest no later than [*]. HPSI will send [*] of Pheromones to Quest no later than [*]. HPSI agrees to deliver [*] additional [*] of Pheromones to Quest no later than [*]. HPSI agrees to keep a one (1) pound minimum quantity of Pheromones in inventory at all times during the term of this Agreement for sale to AVON. HPSI will also deliver [*] of [*] and [*] of [*] to AVON's Research & Development facility within seven days of signing this Agreement.

         2.5. Guarantee: HPSI shall provide AVON with a certificate for each shipment of Pheromones representing, warranting and guaranteeing that, at the time of delivery of the Pheromones to Quest, such Pheromones (i) will have been manufactured, packaged, held and shipped in accordance with AVON's Specifications and (ii) will have expiration dating of not less than [*] after the date of delivery thereof. HPSI shall retain a sufficient quantity of retention samples of each lot of the Pheromones that are shipped to Quest throughout the term of this Agreement.

         2.6. Notification: In the event that HPSI, at any time during the term of this Agreement, shall have reason to believe that it will be unable to timely supply Quest with the full quantity of the Pheromones ordered by Quest, HPSI shall promptly notify AVON thereof. In the event it is determined that HPSI will be unable to completely fulfill its commitment to supply AVON's required amount of Pheromones, HPSI shall fully cooperate with AVON in locating third party supplier(s) and permit such third party supplier(s) to complete AVON's supply requirement of Pheromones. In such event, HPSI agrees to disclose to the third party supplier(s), pursuant to a confidentiality agreement, all Technical Information necessary to enable the third party supplier(s) to complete such supply. Any consideration paid by AVON to such third party supplier(s) shall be taken as a credit by AVON against the supply fees due to HPSI under this Agreement. Compliance by HPSI with this
Section 2.7 shall not relieve HPSI of any other obligation or liability under this Agreement, including without limitation any provision of this Section 2.

                                  ARTICLE III.
                                  SUPPLY FEES
                                  -----------

         3.1. Fee: The fee to be paid for the Pheromones is [*] in crystallized form. This fee shall remain firm through [*].

         3.2. Invoicing by Quest: HPSI will invoice Quest for each quantity of Pheromones on or after the date on which HPSI ships such quantity to Quest. All invoices from HPSI to Quest will be due in full thirty (30) days after the date of invoice. In the event that Quest does not make payment to HPSI, AVON shall be obligated to make such payment to HPSI forthwith.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         4.1. HPSI covenants, represents and warrants:

                  (a) That it is the exclusive owner of all rights in and to all the Patents;

                  (b) That, to the best of its knowledge, there are no (i) facts, claims or threats that would adversely affect AVON's ability to use or sell the Pheromones in the Products or (ii) other person(s), firm(s), corporation(s) or other entity having any right, title or interest in, any or all of the Patents in the Field of Use;

                  (c) That it has full power to grant the rights, and privileges herein given;

                  (d) That HPSI has the expertise, facilities and personnel necessary to manufacture the Pheromones in a timely manner in accordance with the terms and conditions of this Agreement.

                  (e) That the Pheromones are produced from materials meeting all of AVON Specifications.

                  (f) Except as otherwise set forth in Sections 4.1 and 2.5, HPSI makes no warranty or representation, express or implied, including but not limited to any warranty of merchantability or fitness for any particular purpose.

                                   ARTICLE V.
                                      TERM
                                      ----

         5.1. The term of this Agreement shall begin on the Effective Date and will expire on [*]. This Agreement may be renewed by mutual agreement for one or more successive renewal terms, provided that such agreement is reached at least thirty (30) days before the expiration of the initial term or any renewal term.

         5.2. AVON shall have the right to terminate this Agreement at any time upon ninety (90) days prior written notice to HPSI. In the event of any such termination of this Agreement, AVON shall continue to have the right to use and sell the Products until such time as AVON completely consumes its remaining inventory of Products. Termination of this Agreement shall not relieve AVON of any requirement to make any payment that has accrued prior to such termination.

                                  ARTICLE VI.
                                INDEMNIFICATION
                                ---------------

         6.1. Notwithstanding anything to the contrary contained or suggested herein, HPSI agrees to indemnify and hold harmless AVON from and against any and all claims, damages and liabilities asserted by any third party for any finders fee(s), commission(s) or the like arising from or out of any claim made by such third party in connection with this Agreement or the subject matter hereof.

                                  ARTICLE VII.
                                 MISCELLANEOUS
                                 -------------

         7.1. Assignability: Neither this Agreement nor any license or right hereunder shall be assignable or otherwise transferable by either party hereto, except to a successor to substantially all of the business to which this Agreement relates, provided that such successor shall expressly assume all of the obligations and liabilities of the assigning party hereunder.

         7.2. Bankruptcy: This Agreement may be terminated by either party if the other party makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver, trustee or similar official for it or a substantial part of its assets, or commences any case or proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if any such petition or application is filed or any such case or proceeding is commenced against the other party, in which an order for relief is entered or which remains undismissed for a period of sixty (60) days or more; or if by any act or omission the other party indicates its consent to, approval of or acquiescence in any such petition, application or a case or proceeding or order for relief or the appointment of a custodian, receiver or any trustee or similar official for it or any substantial part of any of its assets, or suffers any such custodianship, receivership, trusteeship or jurisdiction of a similar official to continue undischarged for a period of sixty (60) days or more.

         7.3. Avon Independent Contractors: Notwithstanding anything to the contrary contained in this Agreement, it is understood that Avon's Sales Representatives are independent contractors who are not under Avon's control, and Avon shall not be responsible in any way for any sales by such Representatives which, if undertaken by Avon itself, would be in violation of this Agreement.

         7.4. Force Majeure: Neither party shall be liable for delay in performance, or nonperformance caused by circumstances beyond the reasonable control of the party affected, including, but not limited to, acts of God, fire, floods, acts of war or violence, labor disputes or shortages, plant shutdown, governmental actions, or inability to obtain materials, equipment or transportation.

         7.5. Governing Law: This Agreement shall be deemed to have been made and executed in the State of New York, and its form, execution, validity and construction shall be determined in accordance with the laws of that State, without giving any effect to any conflict of laws provisions.

         7.6. Modifications: This Agreement including the Attachments hereto comprise the entire understanding of the parties with respect to the subject matter hereof, and each party agrees, upon the request of the other, to execute and deliver such documents and take such actions as may be reasonably requested in order to carry out the intent and purposes of this Agreement. No amendment to or modification of this Agreement shall be valid or binding upon a party hereto unless signed by a duly authorized signatory of the party claimed to be bound thereby.

         7.7. Notices: Any notice or request expressly provided for under this Agreement shall be in writing, shall be given either manually or by mail or facsimile, and shall be deemed sufficiently given if and when received by the party to be notified at its address set forth below or, if and when mailed by registered mail, postage prepaid, addressed to such party at such address. Notices to AVON shall be addressed to:

         Avon Products, Inc.
         1251 Avenue of the Americas

         New York, New York  10020
         Attention:   Donna Edbril, Esq.

Notice to HPSI shall be addressed to:

         Chief Executive Officer
         Human Pheromone Sciences, Inc.
         3034 Clipper Court
         Fremont, California  94538

     With a Copy to:

         Heller Ehrman White & McAuliffe
         525 University Avenue
         Palo Alto, California  94301
         Attention:   Julian N. Stern

         Either party may, by notice to the other, change its address for receiving such notices and requests.

         7.8. Publicity: HPSI agrees that it shall not issue any press release(s) or make any other public statement(s) with respect to the existence of and/or the term and/or conditions of this Agreement or the relationship of the parties, without the prior written consent of AVON provided that, subject to AVON's reasonable review and approval, HPSI may issue any press release(s) or other public statements that its legal counsel reasonably determines to be legally advisable or is required by law or regulation.

         7.9. No Waiver: The waiver of any breach of this Agreement by either party hereto shall in no event constitute a waiver as to any future breach, whether similar or dissimilar in nature.

         7.10. Partial Invalidity: Invalidity of any part of this Agreement under applicable governing law shall not invalidate any other part or parts hereof which are otherwise valid under applicable governing law. In the event that any provision(s), term(s) and/or condition(s) herein are determined to be invalid or partially invalid under applicable governing law, the parties shall thereupon negotiate in good faith to amend this Agreement so as to comply with applicable governing law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

AVON PRODUCTS, INC.                     HUMAN PHEROMONES SCIENCES, INC.
By:  _____________________________      By: _______________________________

Name: ____________________________      Name:  ____________________________

Title: ___________________________      Title: ____________________________